NOTE PAYABLE

                           By and between
                International Mercantile Corporation
                              And
                     Red River Trading Company


This note payable is effective this 7th day of September, 1999, by and between International Mercantile Corporation, a Missouri corporation (the Buyer) and Red River Trading Company, Inc., a Maryland corporation (the Seller).

Red River Trading Company has entered into a sales agreement with International Mercantile Corporation for tangible personal property as reflected in the attached bill of sale. The total purchase price of said property being $150,000. Both parties agree to the following payment terms:
        Annual Payment:   $25,000 plus accrued interest
        Interest Rate:    8.0% compounded annually
        Payment Dates:    January of each year, beginning January 2000.
        Term:             Six (6 ) years


All property is sold in as is condition.


For: 	Red River Trading Company, Inc.  (Seller)


/s/Timothy Jewell                                       ----------
By:  Timothy Jewell, President				Date



For:	International Mercantile Corporation (Buyer)


/s/Frederic Richardson                                  ---------
By:  Frederic Richardson, Chairman                      Date





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